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                                                                 Exhibit 4.3

                    OPEN-END MORTGAGE AND SECURITY AGREEMENT
                    ----------------------------------------
                            (CLERMONT COUNTY, OHIO)
                   MAXIMUM PRINCIPAL AMOUNT:  $27,506,250.00

                 THIS OPEN-END MORTGAGE (the "Mortgage") is executed actually on the dates indicated in the notarial certificate affixed to it, but is made and delivered effective as of February 12, 1996, by and between [i] MARSHALL PROPERTIES, INC., an Ohio corporation (referred to herein as the "Borrower"), having a mailing address of 1100 Shawnee Road, Box 840, Lima, Ohio and [ii] BANK ONE, KENTUCKY, NA, a national banking association, having a mailing address of 416 West Jefferson Street, Louisville, Jefferson County, Kentucky 40232 (referred to herein as the "Lender").

                              W I T N E S S E T H:

                 Borrower is obligated to lender under and in connection with the Reimbursement Agreement and the Letter of Credit and the other "OBLIGATIONS" more particularly described in SCHEDULE 1 hereto (all of the foregoing are referred to collectively hereinafter as the "OBLIGATIONS");

                 NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower does hereby MORTGAGE, WARRANT, GRANT, CONVEY AND ASSIGN to Lender, to secure to Lender the payment and performance when due of the Obligations strictly in accordance with the terms thereof, all right, title and interest of Borrower in and to the real estate described in EXHIBIT A attached hereto and incorporated herein by this reference (the "LAND");

                 TOGETHER with all right, title and interest of Borrower in all buildings, foundations, structures and improvements now or hereafter located on or in the Land, and all materials now or hereafter intended for construction, reconstruction, alteration or repair thereof, all of which shall be deemed a part thereof immediately upon being delivered to the Land (collectively, the "IMPROVEMENTS");

                 TOGETHER with all right, title and interest of Borrower now and hereafter in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all easements, rights of way, reversions, remainders, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements, all royalties and rights and privileges appertaining to the use and enjoyment of the Land or the Improvements, including all air, lateral support, alley, drainage, water, riparian, oil, gas and mineral rights, options to purchase or lease, and all other interests, estates or claims, in law or in equity, which Borrower now has or hereafter may acquire in or with respect to the Land or the Improvements (collectively, the "APPURTENANCES"; the Land, the Improvements and the Appurtenances
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are hereinafter sometimes collectively referred to as the "PREMISES");

                 TOGETHER with all right, title and interest of Borrower in all fixtures, equipment (including but not limited to office equipment, motors, elevators, radiators, gas and electric ranges, refrigerators, freezers, and plumbing, heating, lighting, ventilating, refrigerating, incinerating, air conditioning, central energy, sprinklering and fire suppression, waste disposal and theft protection equipment), fittings, furniture, furnishings (including, but not limited to awnings, shades, screens, blinds and carpets), appliances, apparatus, and machinery now existing or hereafter installed in the Premises, and all building materials, supplies and equipment now existing or hereafter delivered to the Premises and intended to be installed therein, and all renewals or replacements of any of the foregoing property or articles in substitution thereof (collectively, the "EQUIPMENT");

                 TOGETHER with all right, title and interest of Borrower whether now existing or hereafter acquired in, to and under all accounts, documents, instruments, chattel paper, and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code in effect in the state in which the Land is located (the "UCC"), that are derived from the Premises or Equipment, including, to the extent assignable, all contract rights (including, without limitation, under contracts with all contractors, architects, engineers or subcontractors relating to the construction or renovation of the Improvements or Equipment, including payment, performance and materialmen's bonds); franchises; books; records; plans; specifications; permits; health facility, pharmacy and other licenses; Certificates of Need; governmental registrations for diagnostic, laboratory, or any other activities; Medicare and Medicaid provider agreements; accreditation rights; rights to refunds under any of the foregoing agreements; other approvals, actions and causes of action, which in the case of any of the foregoing now or hereafter relate to, are derived from or used in connection with the Premises or Equipment or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the "INTANGIBLES");

                 TOGETHER with all right, title and interest of Borrower, whether now existing or hereafter acquired and wherever located, in, to and under all leases, lettings, tenancies and licenses of the Premises or Equipment or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and all moneys payable thereunder (each a "Lease" and collectively, the "LEASES");

                 TOGETHER with all rents, income, issues, profits, security deposits and other benefits to which Borrower may now or hereafter be entitled from the Premises, the Equipment or the Intangibles or under or in connection with the Leases, including,


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without limitation, all income received from tenants, lessees, licensees and concessionaires and other persons occupying space at the Premises and/or rendering services to tenants thereat (collectively, the "PROPERTY INCOME"); and

                 TOGETHER with all proceeds, judgments, claims, compensation, awards of damages and settlements with respect to or hereafter made as a result of or in lieu of any condemnation or taking of the Premises and/or Equipment by eminent domain (including severance and consequential damages and change in grade of streets) or any casualty loss of or damage to any of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, all refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, or any part thereof, into cash or liquidated claims (collectively, the "PROCEEDS"; the Equipment, the Intangibles, the Leases, the Property Income and the Proceeds are hereinafter collectively referred to as the "COLLATERAL"; the Premises and the Collateral being hereinafter sometimes collectively referred to as the "MORTGAGED PROPERTY").

TO HAVE AND TO HOLD the Mortgaged Property with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto Lender, its successors and assigns forever, upon the terms and conditions set forth herein.

                 AND BORROWER COVENANTS AND WARRANTS lawful seizure of an indefeasible estate in fee simple of the Mortgaged Property; that the same are free from all encumbrances and liens whatsoever, except for [i] easements and restrictions of record on the date hereof, none of which materially interfere with the use of the Mortgaged Property for the operation thereof intended by Borrower, [ii] the lien of ad valorem real estate taxes and any assessments for which payment is not delinquent in either case (the encumbrances and liens described in the foregoing subsections [i] - [ii] are referred to collectively as the "PERMITTED EXCEPTIONS"); that Borrower has the legal right, power and authority to encumber the Mortgaged Property pursuant to this Mortgage, the execution and delivery and the performance of which will not, either immediately or with notice and/or passage of time, violate any agreement to which Borrower is a party or by which Borrower is bound; and that Borrower and the successors in interest of Borrower will forever WARRANT AND DEFEND the title to the Mortgaged Property and the lien and priority of this Mortgage against the claims and demands of all persons whomsoever. All such covenants and warranties shall run with the land.

                 AND BORROWER, IN ORDER MORE FULLY TO PROTECT THE SECURITY OF THIS MORTGAGE, COVENANTS AND AGREES AS FOLLOWS:





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         1.      OBLIGATIONS SECURED.  This Mortgage is granted to secure the payment and performance of the Obligations strictly in accordance with the terms thereof in each case.

         2. PAYMENT AND PERFORMANCE OF OBLIGATIONS. Principal of, interest on, and all other indebtedness and sums constituted by the Obligations shall be paid at the times and in the manner provided herein and in the other Loan Documents.

         3. PAYMENT OF TAXES AND OTHER IMPOSITIONS. Borrower shall keep the Mortgaged Property free from statutory liens of every kind; shall pay, before delinquency and before any penalty for nonpayment attaches thereto, all taxes, assessments and governmental or municipal or public levies, fees, charges, fines or impositions of any nature whatsoever (collectively, the "IMPOSITIONS") which are or may be levied or imposed against or in connection with the Mortgaged Property or any part thereof, except when payment for such items has theretofore been made under the Section of this Mortgage entitled "Monthly Installments of Taxes and Insurance"; shall deliver to Lender, on or before ten (10) days after request made by Lender therefor, receipted bills evidencing payment therefor. Notwithstanding the foregoing, so long as no default, and no circumstance which, with any required notice and/or opportunity to cure would constitute a default under the Obligations is subsisting, Borrower shall have the right to contest the validity of any Imposition by appropriate legal proceedings provided [i] Borrower notifies Lender of Borrower's intention to contest the same prior to commencing such contest, [ii] such contest shall preclude enforcement of collection out of or pursuant to the sale of any of the Mortgaged Property in satisfaction of any Imposition, [iii] Borrower shall furnish Lender with, at the option of Lender, a bond (pursuant to Chapter 1311 of Ohio Revised Code) or title insurance or other security for the Imposition satisfactory to Lender in Lender's sole discretion, [iv] such contest shall not otherwise create a failure on the part of Borrower to comply with any other provision or condition of the Loan Documents, and [v] upon a final and nonappealable determination of the contest that is adverse to the Borrower, Borrower shall pay the amount of the Imposition.

         4. MONTHLY INSTALLMENTS OF TAXES AND INSURANCE. If requested by Lender at any time [i] after default (including after any applicable requirement for notice and an opportunity to cure) in any of the Obligations or [ii] after payment of taxes or insurance in respect of the Mortgaged Property have become delinquent (whether or not thereafter cured), Borrower shall pay to Lender, in addition to the amounts of principal and interest and any other sums due under the terms of the applicable instruments evidencing the Obligations, monthly on or before the first day of each calendar month, until the Obligations are paid in full, the following:





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         A sum equal to all taxes, assessments and all other impositions next due on the Mortgaged Property, all as estimated in good faith by Lender, plus the premiums that will next become due and payable on policies of fire and other insurance covering the Mortgaged Property and required under the terms of this Mortgage, less all sums already paid therefor in each case, divided by the number of complete calendar months to elapse prior to the date when such taxes, assessments, impositions and premiums shall be due and payable.

All such payments described in this Section shall be held by Lender without accruing and without any obligation arising for the payment of interest thereon and Borrower waives any right, to the extent permitted by law, to demand or receive any interest, income or profits on any of the payments so deposited with Lender. Lender is hereby granted a security interest in all such amounts as collateral for the Obligations and such sums shall be subject to setoff by Lender following any default by Borrower (including after any applicable requirement for notice and/or opportunity to cure) under this Mortgage or the other Obligations.

         5. UTILITIES. Borrower shall pay or cause to be paid all charges in respect of all water, sewer, electricity, natural gas, telecommunications and all other utilities consumed on the Mortgaged Property prior to the date when the same would become delinquent, and shall provide Lender promptly after request is made by Lender therefor with copies of paid receipts in respect of all utility charges assessed against the Mortgaged Property.

         6. LIABILITY INSURANCE. Borrower shall carry and maintain such liability and indemnity insurance as in good faith may be required from time to time by Lender in forms, amounts and with companies reasonably satisfactory to Lender. Certificates of such insurance, premiums prepaid, naming Lender as an additional insured, and copies of such policies, shall be deposited, if requested by Lender, by Borrower with Lender and shall contain provision for not less than ten (10) days' notice to Lender prior to any cancellation or modification thereof.

         7. HAZARD INSURANCE. Borrower shall keep or cause to be kept all Improvements and Equipment, whether now existing or hereafter erected on the Mortgaged Property, insured as may be required from time to time by Lender against loss or damage by fire, hazards included within the term "broad form coverage", rent loss, flood (if required by law), and such other hazards, casualties, liabilities and contingencies in such amounts (not exceeding the replacement value thereof except in all events sufficient to keep Borrower from becoming a co-insurer) and for such periods as may be required by Lender consistent with reasonable and customary commercial practice with regard to similar properties or as otherwise required in good faith by Lender, and shall pay promptly, when due, any premiums on such insurance policies. All insurance





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policies shall be carried with companies having a Best rating of A- or better and approved by Lender and such policies shall name Lender as a lender loss payee pursuant to a "standard mortgage" or "New York mortgagee" clause. Evidence that such policies are in force shall be delivered to Lender on or before ten (10) days after request by Lender therefor. All such policies shall contain provision for at least ten (10) days notice to Lender prior to any cancellation or modification thereof. Borrower shall not carry separate insurance, concurrent in kind or form and contributing, in the event of loss, with any insurance required hereunder. In the event of a change in the use and nature of occupancy of the Mortgaged Property, immediate notice thereof by mail shall be delivered to all insurers and Lender. In the event of loss, Borrower will give immediate notice by mail to Lender. Borrower hereby authorizes Lender, at its option, to collect, adjust and compromise any losses under any of the insurance policies aforesaid (provided Lender in so adjusting and compromising any such losses acts in good faith and not in a manner which, under the circumstances, diminishes the recovery thereunder by an unreasonable amount), and after deducting all costs of collection to apply the proceeds of such insurance as follows: [1] provided the gross proceeds from the insurance do not exceed $100,000, provided no default under any of the terms and conditions of this Mortgage, or any of the other Obligations secured hereby shall then or thereafter be subsisting, and provided the proceeds of such insurance (together with any moneys which may be deposited by Borrower with Lender for the purpose of repair or restoration of the Mortgaged Property promptly upon Borrower's becoming aware of any deficiency between the amount of such insurance proceeds and the amount necessary to restore the Mortgaged Property as hereinafter provided in this sentence) are sufficient to restore the Mortgaged Property to the same or better condition as existed immediately prior to the loss, Lender shall disburse the proceeds of the insurance for the sole purpose of repairing and restoring the Mortgage Property, which repairs and restoration, if the cost thereof is reasonably estimated by Lender to exceed $50,000 shall, at the option of Lender, be under the supervision of an architect or engineer reasonably acceptable to Lender, shall be made pursuant to plans and specifications submitted to Lender prior to the commencement thereof, and which shall be subject to Lender's approval and which proceeds shall be disbursed by Lender from time to time only upon certification by the architect or engineer that all of the work theretofore completed was done in compliance with the plans and specifications approved by Lender, that the sum requested is justly required to reimburse Borrower for payments by Borrower to persons performing such work, that the amount of the remaining proceeds shall be sufficient to pay for the repairs and restoration remaining to be completed pursuant to the approved plans and specifications, and containing such other certifications, and subject to such other conditions, including but not limited to waivers of lien and title insurance coverage, as Lender in good faith deems necessary or appropriate; or [2] if the gross proceeds





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from the insurance exceed $100,000, or if a default under any of the terms and conditions of this Mortgage, or any of the other Obligations secured hereby shall then or thereafter be subsisting, or any of the other conditions described above to the proceeds being made available for restoration are not met, the proceeds shall be applied as a reduction upon or, at the sole option of Lender, a fund to be retained by Lender as part of the Collateral for the Obligations secured hereby, in such order as Lender may elect; with the balance of any proceeds remaining after the disposition of the proceeds as aforesaid to be paid to Borrower. Upon acquisition of the Mortgaged Property by Lender in the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment of all or part of the Obligations secured hereby, all right, title and interest of Borrower in and to any insurance policies then in force shall pass to the purchaser or grantee of said property.

         8. CONDEMNATION. Borrower shall give Lender immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Mortgaged Property, including severance and consequential damage and change in grade of streets, and will deliver to Lender copies of any and all papers served in connection with any such proceedings. Borrower further covenants and agrees to make, execute and deliver to Lender, at any time or times upon request of Lender, free, clear and discharged of any encumbrances of any kind whatsoever, any and all further assignments and/or other instruments deemed necessary or appropriate by Lender for the purpose of validly and sufficiently assigning all awards and other compensation, heretofore and hereafter to be made to Borrower (including the assignment of any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warranty for payment thereof) for any taking, either permanent or temporary, under any such proceedings, all of which awards may, at the option of Lender (subject only to the provisions of any leases of portions of the Mortgaged Property permitted under the provisions of the Loan Documents and not subordinate to the rights of Lender with respect to such awards), regardless of whether a default in any of the Obligations is then subsisting, be applied as a reduction of or, at the sole option of Lender, a fund to be retained by Lender as part of the Collateral for the Obligations in such order as Lender may elect.
         9. ALTERATIONS; REPAIRS; WASTE, COMPLIANCE WITH LAWS; INSPECTION. No additional Improvements shall be constructed on the Land, and no existing Improvements shall be materially altered, or removed or demolished without the prior written consent of Lender in each case, provided such consent is not unreasonably withheld. No Equipment shall be severed or removed without the prior written consent of Lender except that Borrower may replace in the ordinary course of business any Equipment with other Equipment at least equal in quality and condition to that replaced, provided such





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replacements are free from any security interest in or encumbrance thereon or reservation of title thereto except for the lien of this Mortgage and any other encumbrance which may be permitted by the express terms of the Loan Documents. Borrower shall permit, commit, or suffer no waste, impairment or deterioration of the Mortgaged Property or any part thereof; shall keep and maintain the same in good repair and condition, reasonable wear and tear excepted; shall effect such repairs as Lender may reasonably require, and from time to time to make all needful and proper replacements so that said Mortgaged Property will, at all times, be in fit and proper for the respective purposes for which they were erected or installed. Borrower shall comply with or require compliance with all statutes, regulations, codes, orders, requirements or decrees relating to the Mortgaged Property (including but not limited to the Americans with Disabilities Act) by any federal, state or municipal authority and, without limitation of the foregoing, shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, conditional uses and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or which have been granted to or contracted for by Borrower in connection with any existing or presently contemplated use of the Mortgaged Property. Borrower shall permit Lender, during business hours of Borrower and at all other reasonable times, to enter upon and inspect the Mortgaged Property.

         10. PROHIBITION OF OTHER LIENS. Borrower shall not voluntarily create or otherwise permit to be created or filed against the Mortgaged Property any mortgage lien (except any securing indebtedness to Lender), or any statutory or other lien or liens, charge or encumbrance of any nature, whether inferior or superior to the lien of this Mortgage, without the prior written consent of Lender, except any which is one of the Permitted Exceptions. Borrower will not permit any default (whether or not waived by the applicable mortgagee) to occur under any other mortgage (or under the indebtedness secured thereby, in each case) on all or any part of the Mortgaged Property. Without limitation of the foregoing, Borrower shall keep and maintain the Mortgaged Property free from the claims of all persons now or hereafter supplying labor or materials thereto notwithstanding by whom such labor or materials may have been contracted. Notwithstanding the preceding sentence, so long as no default, and no circumstance which, with any required notice and/or opportunity to cure would constitute a default under the Obligations is then or thereafter subsisting, Borrower shall have the right to contest the validity of any such lien or claim of any person supplying such labor or materials by appropriate legal proceedings provided [i] Borrower notifies Lender of Borrower's intention to contest the same prior to commencing such contest, [ii] such contest shall preclude enforcement or collection out of or pursuant to the sale of any of the Mortgaged Property in satisfaction of the lien or claim, [iii] Borrower shall furnish





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Lender with, at the option of Lender, a bond or title insurance or other security for such lien or claim satisfactory to Lender in Lender's sole discretion, [iv] such contest shall not otherwise create a failure on the part of Borrower to comply with any other provision or condition of the Loan Documents, and [v] upon a final and nonappealable determination of the contest that is adverse to the Borrower, Borrower shall pay the amount of the lien or claim.

         11. INDEMNIFICATION OF LENDER. Borrower shall, to the fullest extent permitted by applicable law, save Lender harmless from all losses, costs and expenses, including reasonable attorneys' fees, and the cost of a title search, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender may be or become a party by reason of this Mortgage, including but not limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of, or the lien created by, this Mortgage, and all money paid or expended by Lender in that regard, together with interest thereon from the date of such payment at the Index Rate of Lender plus two percent (2%) per annum (such interest rate is referred to hereinafter as the "APPLICABLE RATE") shall be part of the Obligations secured hereby and shall be due and payable by Borrower immediately upon request made by Lender. Borrower additionally hereby indemnifies and saves Lender harmless under this Mortgage from and against all liabilities, obligations, claims, damages. penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by, or asserted against Lender on account of [i] any failure of the Borrower to comply with any of the covenants and conditions on the part of Borrower to be performed or representations of Borrower contained in this Mortgage, or [ii] any loss or damage to the Mortgaged Property or any injury to, or death of, any person that may be occasioned by any cause whatsoever pertaining to the Mortgaged Property or the use thereof, provided that such indemnity shall be effective only to the extent of any loss that may be sustained by Lender in excess of any net proceeds of the insurance received by Lender from any insurance carried with respect to such loss and provided further that the benefits of this Section shall not inure to any person other than Lender and its successors and assigns. Nothing contained in this Section shall require the Borrower to indemnify Lender against the gross negligence or wantonly malicious acts of Lender. The indemnities contained in this Section shall survive payment of the Obligations and the release of this Mortgage, and shall extend to the officers, directors, employees and duly authorized agents of Lender.





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
         12. BOOKS AND RECORDS. Borrower at all times shall keep and maintain complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases, rental agreements, license agreements and other instruments and agreements that affect the Mortgaged Property. Such books, records, contracts, leases and other instruments and agreements shall be subject to examination and inspection at any reasonable time by Lender, and Borrower shall furnish Lender, at the cost of Borrower, with a copy of all or any of the same promptly following any request therefor by Lender.

         13. RIGHT OF LENDER TO CURE DEFAULTS. Upon default in the performance of any of the terms, covenants or conditions of this Mortgage or any of the other Loan Documents, Lender may, at its option and whether or not electing to declare the whole of the Obligations secured hereby due and payable, perform the same without waiver of any other remedy, and any amount paid or advanced by Lender in connection therewith, or any other costs, charges or expenses, including reasonable attorney's fees, incurred in the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, with interest thereon at the Applicable Rate, shall be repayable by Borrower, immediately upon demand made by Lender, shall be a lien upon the Mortgaged Property prior to any right, title to, interest in, or claim thereon attaching or accruing subsequent to the attachment of lien of this Mortgage and shall be secured by this Mortgage.

         14.     AUTHORIZED DETERMINATIONS BY LENDER.   Lender in making any
payment herein and hereby authorized, in the place and stead of Borrower [i] relating to any Impositions, utility charges or liens or other claims asserted against or in connection with the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public office or other person or entity without inquiry into the accuracy thereof or the validity of the Imposition, charge, lien or claim; or [ii] relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same; or [iii] relating to the expense of repairs or replacement of any Improvements or Equipment shall be the sole judge of the state of repairs and the necessity for incurring the expense of any such repairs or replacement; or [iv] otherwise relating to any other purpose in and authorized by this Mortgage, but not enumerated in this Section, may do so whenever, in the judgment and discretion of Lender, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this Mortgage, and provided further that in connection with any such advance, Lender, at the option of Lender, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expense of which shall be repayable by Borrower immediately upon demand and shall be secured by this Mortgage.





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
         15. ENVIRONMENTAL COMPLIANCE. Borrower represents and warrants that to the best of Borrower's knowledge and except as previously disclosed in writing to Lender by Borrower, or by environmental consultants engaged by Borrower or Lender, that: [i] no hazardous or toxic substance or material or other waste ("HAZARDOUS SUBSTANCE") as defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET. SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET. SEQ.), The Oil Pollution Act of 1990 (33 U.S.C. Section 2701 ET. SEQ.) or any other federal, state or local law, order or regulation pertaining to health, safety, or the environment (the "ENVIRONMENTAL LAWS") has ever been disposed, released, discharged or spilled on or under any part of the Mortgaged Property, [ii] the Mortgaged Property has never been used as a dump or landfill, [iii] no litigation or administrative action or proceeding has been commenced or, to Borrower's knowledge, threatened against Borrower or any subsidiary or affiliate of Borrower alleging a violation of any Environmental Laws, and [iv] no underground storage tank, polychlorinated biphenyls, asbestos, lead-based paint or urea formaldehyde is located on or under or has been applied to any part of the Mortgaged Property or contained in any Improvement or Equipment located on the Mortgaged Property. Borrower will not permit any Hazardous Substance to be placed or stored in or upon the Mortgaged Property except DE MINIMIS quantities if and, in such event, as incident to the customary operations of Borrower on the Mortgaged Property, and then only in compliance with all Environmental Laws. Without limitation of the preceding sentence, Borrower covenants that the Mortgaged Property at all times hereafter shall remain free from any contamination by any Hazardous Substance and that Borrower at all times will comply with all Environmental Laws affecting Borrower or the Mortgaged Property. Borrower shall notify Lender promptly upon becoming aware of any contamination of the Mortgaged Property by any Hazardous Substance, or upon being threatened with receipt of or receiving any notice, citation, summons, complaint or other communication alleging violation by Borrower of any Environmental Law or potential liability of Borrower in connection with any Hazardous Substance. Lender and its agents, including but not limited to environmental consultants and remediation contractors engaged by Lender, shall have the right, but not the obligation, to enter upon the Mortgaged Property at any time to inspect the same and take such other action as Lender deems necessary or appropriate with respect to any actual or threatened contamination of the Mortgaged Property by a Hazardous Substance or any other circumstance relating to a Hazardous Substance or any Environmental Law which in Lender's sole opinion could impair the security intended to be afforded by this Mortgage or result in a claim against or liability of Lender, and all costs and expenses, including reasonable attorneys' fees and the fees of such consultants and contractors, incurred by Lender, in so doing shall be paid by Borrower to Lender upon demand and be secured by the lien of this Mortgage and bear interest at the Applicable Rate.

Borrower hereby indemnifies Lender and holds Lender wholly harmless from and against any and all losses, costs, expenses (including but not limited to reasonable attorneys' fees), injuries, damages, liabilities and claims of any kind whatsoever paid, incurred or suffered by or asserted against Lender by any person or entity, including but not limited to any governmental entity, whatsoever with respect to or as a direct or indirect result of the presence heretofore, now or hereafter of any Hazardous Substance on or under the Mortgaged Property, or the violation or alleged violation heretofore, now or hereafter by Borrower or any subsidiary or affiliate of Borrower of any Environmental Laws and, without limitation of the foregoing, any inaccuracy of any representation or warranty by Borrower contained in this Section or any breach by Borrower of or other default in the covenants contained in this Section. The indemnification established under the preceding sentence shall survive the maturity as well as the repayment or other discharge of the Obligations secured by this Mortgage and any termination of this Mortgage whether pursuant to repayment of the Obligations secured by it, foreclosure, deed in lieu of foreclosure or otherwise, to the maximum extent permitted by law. Borrower expressly acknowledges that any misrepresentation by Borrower under this Section, or any failure of condition or breach of covenant by Borrower or other default in any of the obligations of Borrower under this Section shall be and constitute an immediate default under this Mortgage and each of the other Loan Documents.

         16. ACCELERATION UPON DEFAULT; CERTAIN REMEDIES. That, upon failure of Borrower to comply with any of the provisions of this Mortgage, if such failure shall continue for fifteen (15) calendar days after written notice thereof is given to Borrower by Lender (unless this Mortgage or the applicable Loan Document in connection with which such non-compliance has occurred affirmatively provides that no notice and/or period of cure, or that an explicit alternative period of cure, shall be applicable to such failure by Borrower, in which case such alternative provision rather than fifteen (15) days after notice shall control), or (after satisfaction of any applicable requirement for notice and opportunity to cure contained in the Loan Document governing the default) upon any default in any of the other Obligations, including the payment or performance or observance of each and every other term, covenant, condition or agreement contained in the Loan Documents, then, in any of said events, the entire Obligations secured hereby shall, at the option of Lender, become immediately due and payable without relief from valuation or appraisement laws, and thereupon or at any time thereafter Lender may proceed to foreclose this Mortgage, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. In any of such events, Lender may enter upon the Mortgaged Property, collect the rents, issues and profits thereof and, after paying all expenses of such collections including reasonable attorney's fees, and a reasonable compensation for Lender, shall apply the money collected to the satisfaction of the Obligations hereby secured in such order as Lender elects. Lender, thereupon, also shall have all rights and remedies provided herein, in the Loan Documents, and under the UCC with regard to any of the Mortgaged Property to which the UCC is applicable, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.

         17. RECEIVER. Lender, in any action to foreclose this Mortgage, and in addition to all other rights and remedies available to Lender, shall be entitled to the appointment of a receiver of the rents, issues and profits of the Mortgaged Property as a matter of right and without notice, with power to collect the rents, issues and profits of the Mortgaged Property, due and becoming due during the pendency of such foreclosure suit, such rents, issues and profits being hereby expressly assigned and pledged as additional security for the payment of the Obligations secured by this Mortgage without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of such Obligations, and regardless of whether Lender has an adequate remedy at law. Borrower for itself and any subsequent owner of the Mortgaged Property hereby waives any and all defenses to the application for a receiver, as above provided, and hereby specifically consents to such appointment without notice, except any notice required by law, but nothing herein contained is to be construed to deprive Lender of any other right, remedy or privilege Lender may have under the law to have a receiver appointed.

         18. FEES AND EXPENSES IN FORECLOSURE. In case of foreclosure of this Mortgage in any court of law or equity whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for stenographers' fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien of this Mortgage, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and paid out of said rents, issues and profits from the Mortgaged Property and the proceeds of any sale made in pursuance of any such judgment or decree: [1] all costs and expenses of such suit or suits, appraisals, advertising, sale and conveyance, including stenographers' fees, outlays for documentary evidence and the cost of said abstract, examination of title and title report; [2] reasonable fees of legal counsel to Lender, to the fullest extent permitted by law; [3] all moneys advanced by Lender, if any, for any purposes authorized in this Mortgage, with interest as herein provided; [4] all the accrued interest remaining unpaid on the Obligations hereby secured; and [5] all the principal of the Obligations remaining unpaid. The surplus of the proceeds, if any, shall be paid to Borrower promptly after request by Borrower, or as the court may direct.

         19. SALE IN ONE OR MORE PARCELS. In case of any foreclosure sale of the Mortgaged Property, the same may be sold in one or more parcels.

         20. NO WAIVER BY LENDER. The failure of Lender to exercise the option for acceleration of maturity and/or foreclosure following any default by Borrower in any of the Obligations or to exercise any other option granted to Lender hereunder or under the other Loan Documents in any one or more instances, or the acceptance by Lender of partial payments of any of the Obligations, shall not constitute a waiver of any such default, or extend or affect any applicable grace period, but such option shall remain continuously in force. Acceleration of maturity of any of the Obligations, once claimed by Lender, may, at the option of Lender, be rescinded by Lender by a written acknowledgement to that effect, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect any grace period.

         21. LENDER TO SUCCEED TO PRIORITY OF PRIOR LIENS. Should the proceeds of any loan made by Lender to Borrower as part of any of the Obligations, or any amount paid out or advanced by Lender, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any part thereof, then Lender shall be subrogated to such other lien or encumbrance with respect to the Mortgaged Property, and shall have the benefit of the priority of all of same.

         22. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided under this Mortgage and the other Loan Documents, at law, or in equity are cumulative and Lender as holder of every Obligation secured hereby may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity without first exhausting and without affecting or impairing the security or any right or remedy afforded by this Mortgage and no enumeration of special rights or powers by any provision of this Mortgage shall be construed to limit any grant of general rights or powers, or to take away or limit any rights granted to or vested in Lender by virtue of the laws of the state in which the Land is located, or any other jurisdiction, the laws of which are applicable to this Mortgage. Lender may exercise any right, power or remedy to which Lender is entitled under this Mortgage or the other Loan Documents at Lender's option and in Lender's sole and absolute discretion without any obligation to do so, and if, under this Mortgage or the other Loan Documents, two or more alternative courses of action and/or remedies are available to Lender, Lender may elect any such action and/or remedy or combination of actions and/or remedies as Lender shall determine in the sole and absolute discretion of Lender.

         23. LENDER'S RIGHT TO DEAL WITH BORROWER and Other Parties. Lender, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release any part of the Mortgaged Property, or any other security for all or part of the Obligations, and may release or grant indulgences, settlements or compromises to any person liable or pledging security for all or part of the Obligations, without in any way affecting the priority of the lien of this Mortgage to the full extent of the Obligations remaining unpaid with regard to any part of the security not expressly released. Lender may agree from time to time with Borrower or any other party obligated on or pledging security for any part of the Obligations or having any interest in the Mortgaged Property to extend the time for payment of any part of the Obligations or grant any other indulgences, releases, settlements or compromises and such agreements shall not in any way release or impair the lien of this Mortgage. In the event Lender [a] releases any part of the Mortgaged Property, or any person liable for or having pledged security for any of the Obligations, [b] grants an extension of time for any payments of the Obligations or grants any other indulgences, releases, settlements or compromises; [c] takes other or additional security for the payment of any of the Obligations; [d] waives or fails to exercise any right granted in this Mortgage or any of the other Loan Documents, said acts or omissions by Lender shall not release Borrower, subsequent owners of the Mortgaged Property or any part thereof, or makers or sureties or pledgors of collateral for or any of the Obligations, under any covenant of this Mortgage or of the other Loan Documents, nor preclude Lender from exercising any right, power or privilege herein or in the other Loan Documents granted or intended to be granted in the event of any other default then existing or any subsequent default.

         24. USURY; ILLEGALITY; SEVERABILITY. Nothing contained in this Mortgage or any of the other Loan Documents or pursuant to any transaction related thereto shall be construed or shall operate either presently or prospectively, [a] to require Borrower to pay interest at a rate greater than is lawful, but shall require payment of interest and other sums only to the extent of such lawful rate, or [b] to require Borrower to make any payment or do any act contrary to law, but if any clause or provision contained in this Mortgage or in any other Loan Document shall otherwise so operate to invalidate this Mortgage or any other Loan Document, in whole or in part, then such clause or provision, as the case may be, only shall be held for naught as though not contained in this Mortgage or in the applicable Loan Document and the remainder of this Mortgage and other Loan Documents, as applicable, shall remain operative and in full force and effect.

         25. WARRANTY AGAINST VIOLATIONS OF COVENANTS. Borrower represents and warrants that on the date hereof neither this Mortgage, nor the Mortgaged Property, nor the contemplated use of the Improvements and Equipment, constitute a breach, or a violation of, any covenants, conditions, easements or restrictions, whether of record or not, or any zoning laws or land use regulations, or, to the knowledge of Borrower, other laws or regulations affecting the Mortgaged Property or binding upon Borrower, and Borrower covenants and agrees that Borrower will take all actions necessary to prevent any such breach or violation from hereafter occurring.

         26. INSOLVENCY. In the event Borrower or any obligor, guarantor or pledgor of collateral for any of the Obligations shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking, consenting to, or acquiescing in, any reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation, or shall file an answer admitting or shall fail to deny the material allegations of a petition against it for any such relief, or if any such proceeding against Borrower or such obligor, guarantor or pledging seeking any such relief shall not have been dismissed within sixty (60) days after the commencement thereof; or if a trustee, receiver or liquidator of Borrower or any obligor, guarantor or pledgor of collateral for the Obligations or any substantial part of their respective properties or assets shall be appointed with the consent or acquiescence of Borrower or such obligor, guarantor or pledgor or if any such appointment, if not so consented to or acquiesced in, shall remain unvacated or unstayed for an aggregate of sixty (60) days, then the whole of the principal sum and all of the other Obligations secured hereby automatically shall be deemed to have become immediately due and payable and the same, with interest thereon at the Applicable Rate, and with all other costs and charges payable under the Loan Documents, including reasonable attorney's fees, shall thereupon be collectible by suit at law or in the exercise of any remedy available under this Mortgage or in equity in the same manner as if the whole of the Obligations had been made payable at the time when any of the foregoing contingencies shall have occurred.

         27. VOLUNTARY ZONING CHANGES. Borrower covenants not to change the use that Borrower intended for the Mortgaged Property at the time Borrower executed this Mortgage, or initiate, join in, consent to, or permit any change in any zoning ordinance, private restrictive covenant or other public or private restriction changing, limiting or restricting the uses which may be made of the Mortgaged Property, without the prior written consent of Lender obtained in each instance.

         28. RESTRICTIONS ON TRANSFER. Except as expressly permitted by, and subject to the provisions of the Loan Documents, Borrower shall not enter into any lease of all or any part of the Mortgaged Property, or otherwise sell, transfer or convey, or enter into any agreement to sell, transfer or convey, all or any part of the

Mortgaged Property, or any legal or beneficial interest therein, by operation of law (including but not limited to, as applicable, a merger, consolidation or transfer of capital stock, or other ownership interest in Borrower) or otherwise, without Lender's prior written consent, and upon any breach of this Section Lender may immediately, at Lender's option, and without notice, declare all of the Obligations to be immediately due and payable and exercise all rights and remedies available to Lender upon a default under this Mortgage.

         29. NOTICES. Except for any notice required under applicable law to be given in another manner, any notice given under this Mortgage shall be given in the manner stipulated by the Series 1 Reimbursement Agreement described in SCHEDULE 1 to this Mortgage.

         30. SECURITY AGREEMENT; FINANCING STATEMENTS. Borrower promptly upon request by Lender shall execute, acknowledge and deliver to Lender any financing statement, affidavit, continuation statement or certificate or other document that Lender reasonably may request in order to perfect, preserve, maintain or continue the security interest in the Mortgaged Property under this Mortgage and the priority of such security interest, and upon any failure by Borrower to do so Lender automatically shall be vested with power of attorney for Borrower, coupled with an interest, for such purposes. Borrower further agrees to pay to Lender on demand all costs and expenses incurred by Lender in connection with the preparation, execution, recording, filing and refiling of any such documents. In addition to being a mortgage this Mortgage is intended to be a security agreement and a fixture filing pursuant to the UCC for the items specified above as part of the Mortgaged Property (including goods constituting part of the Collateral that are or are to become fixtures) which, under applicable law, may be subject to a security interest pursuant to the UCC, and Borrower hereby grants to Lender a security interest in said items as security for the Obligations. Without limitation of the foregoing, Borrower agrees that Lender may file this Mortgage in any personal property or real estate records or other appropriate index as a financing statement for all or any of the items specified above as part of the Mortgaged Property. A carbon, photographic or other reproduction of this Mortgage or of a financing statement shall be sufficient as a financing statement.

         31. SUCCESSORS AND ASSIGNS; MODIFICATIONS IN WRITING. Subject to the Section of this Mortgage entitled "Restrictions on Transfer," this Mortgage shall be binding upon Borrower and its permitted successors and assigns, and all persons claiming under or through Borrower or any such successor or assign, and shall inure to the benefit of and be enforceable by Lender and its successors and assigns. This Mortgage may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         32. AFTER ACQUIRED PROPERTY. All property of every kind and description acquired by Borrower after the date hereof which by the terms hereof is required or intended to be subjected to the lien of this Mortgage shall, immediately upon the acquisition thereof by Borrower, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien and security interest of this Mortgage. Nevertheless, Borrower, at any time, upon the request of Lender, will execute, acknowledge and deliver all such additional papers and instruments and all such further assurances of title and will do or cause to be done all further acts and things as may, subject to the conditions contained in this Mortgage, be proper or reasonably necessary for carrying out the intent of this Mortgage.

         33. GOVERNING LAW. This Mortgage was negotiated in the Commonwealth of Kentucky, the Reimbursement Agreements were delivered by Borrower and accepted by Lender in the Commonwealth of Kentucky, and the Letters of Credit were issued in the Commonwealth of Kentucky, which state Borrower and Lender agree has a substantial relationship to Borrower and Lender and to the underlying transaction in connection with which this Mortgage was granted. This Mortgage, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America except to the extent that the real and personal property laws of the State of Ohio, including laws relating to the perfection, priority and enforcement of liens on real and personal property located in Ohio, necessarily shall apply to enforcement of the security covered by this Mortgage. Borrower hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Mortgage or the other Loan Documents or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Western District of Kentucky, or in the courts of the Commonwealth of Kentucky, as Lender may elect, and by execution and delivery of this Mortgage, Borrower hereby irrevocably accepts and submits to the non- exclusive jurisdiction of each of the aforesaid courts IN PERSONA, generally and unconditionally with respect to any such action, suit, or proceeding for Borrower and in respect of Borrower's property. Borrower further agrees that final judgment against Borrower in any action, suit or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the indebtedness of Borrower.

         34. WAIVER OF EXEMPTION. To the extent permitted by law with respect to the Obligations secured hereby including any renewals or extensions thereof, Borrower waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and stay, redemption and moratoriums under and by virtue of the constitution and laws of the state in which the Land is located, and of any other state or the United States, now existing or hereafter enacted.

         35. JOINT AND SEVERAL LIABILITY; COVENANTS RUN WITH LAND. All of the obligations of Borrower hereunder shall be joint and several. All of the covenants of this Mortgage shall run with the land.

         36. PROVISIONS SEVERABLE. In the event that any provision of this Mortgage or any of the other Loan Documents conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the other Loan Documents that can be given effect without the conflicting provisions, and to this end the provisions of this Mortgage and the other Loan Documents are declared to be severable.

         37. INTERPRETATION. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. The captions to the various sections of this Mortgage are inserted for convenience only and shall be ignored in interpreting its provisions.

         38. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other person or entity, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein, and the order in which any or all portions of the Obligations secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any guarantor of or pledgor of collateral for any of the Obligations, and any other person or entity now or hereafter acquiring a security interest in the Mortgaged Property and having actual or constructive notice of this Mortgage, each waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or in equity or provided in this Mortgage. Without limitation of the foregoing, if all or any part of the Obligations are secured not only by this Mortgage but also by one or more other mortgages, deeds of trust, deeds to secure debt or other encumbrances of property located in this or other jurisdictions or states (collectively, the "ADDITIONAL SECURITY INSTRUMENTS"), Lender, following any default (including after any required notice and applicable period of cure) under this Mortgage or any of the Additional Security Instruments, may proceed, concurrently or at any time thereafter and from time to time, to exercise the rights and remedies of Lender under this Mortgage and/or one or more of the Additional Security Instruments or other Loan Documents by proceedings that are appropriate in the jurisdiction or state wherein the property encumbered thereby is located, and no such action (or failure to act) by Lender shall impair any rights or remedies of Lender under this Mortgage, any of the Additional Security Instruments, at law or in equity.

         39.     WAIVER OF TRIAL BY JURY.  THE LENDER AND BORROWER ACKNOWLEDGE
                 ------------------------
THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.


          <THE BALANCE OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK>

IN TESTIMONY WHEREOF, witness the signature of Borrower to this Mortgage as of the date set forth above.

                                  BORROWER:

Signed, acknowledged and          MARSHALL PROPERTIES, INC., an
delivered in the presence          Ohio corporation
of:


__________________________             By: ___________________________
       Signature

__________________________             Printed Name: _________________
     Printed Name

                                       Title: ________________________

__________________________
       Signature

__________________________
      Printed Name


STATE OF OHIO      )
                   )           SS:
COUNTY OF _________)

                 The foregoing instrument was acknowledged before me this _____ day of February, 1996, by _______________________________ (name) as
________________________ (title) of Marshall Properties, Inc., an Ohio corporation, on behalf of the corporation.


                 My commission expires: _________________________.


                                    _________________________________________
                                    NOTARY PUBLIC
[AFFIX NOTARY SEAL]
This Instrument Prepared By:


____________________________
Arthur Adams Rouse
WYATT, TARRANT & COMBS
2700 Citizens Plaza
Louisville, Kentucky  40202
(502) 589-5235

                                   SCHEDULE 1
                                   ----------
                                       TO
             OPEN-END MORTGAGE AND SECURITY AGREEMENT ("AGREEMENT)
                       BETWEEN MARSHALL PROPERTIES, INC.
                           AND BANK ONE, KENTUCKY, NA

                          (DESCRIPTION OF OBLIGATIONS)


                 The "OBLIGATIONS" referred to in the foregoing Agreement are as follows:

                 A. All indebtedness, liabilities and obligations arising under or evidenced by, and the performance of all covenants, conditions and agreements undertaken by each of the Borrowers hereinafter described in connection with, each of the following documents, including any renewals, extensions and amendments of any of them or substitutions or replacements for any of them (referred to hereinafter as the "REIMBURSEMENT AGREEMENT"):

                          (1)     Reimbursement Agreement dated as of February
12, 1996, to which Arbor Health Care Company, a Delaware corporation ("ARBOR"), Marshall Properties, Inc., an Ohio corporation ("MARSHALL") (Arbor and Marshall are referred to each individually as a "BORROWER" and collectively as the "BORROWERS"), and Bank One, Kentucky, NA, a national banking association ("LENDER"), are parties referable to Letter of Credit No. S-6122 in the face amount of $27,506,250 issued by Lender for the joint and several account of Borrowers (the "LETTER OF CREDIT") as security for Promissory Note (Series 1996A-1) and Promissory Note (Series 1996A-2), both dated as of February 15, 1996, made jointly and severally by Borrowers to the order of Capital One Funding Corporation ("CAPITAL") in face principal amount of $13,500,000 and maturing on February 1, 2003.

                 B. The payment, performance and discharge of any and all obligations and liabilities of each Borrower, whether direct or indirect, absolute or contingent, due or not due, now existing or hereafter arising, in conjunction with issuance of the Letter of Credit (collectively, together with any extensions, renewals, amendments, substitutions or replacements thereof and therefor, the "LETTER OF CREDIT"), including but not limited to the obligations of each Borrower contained in any and all applications for the Letter of Credit (collectively, the "APPLICATIONS") executed and delivered as a condition to issuance of the Letter of Credit, and to pay on demand all drafts drawn under the Letter of Credit, and to reimburse Lender on demand of Lender for any amounts advanced by Lender for the account of either Borrower, at the option and in the exercise of the sole and absolute discretion of Lender, to satisfy such drafts, and to indemnify Lender from all loss or liability incurred by Lender in connection with the issuance of the Letter of Credit; and the payment of all fees and all other sums due under, and the performance of all covenants, conditions and other obligations due under or in connection with, the Reimbursement

Agreement, the Applications, and any security agreements, mortgages, deeds of trust, guaranties, pledge agreements, assignments, subordination agreements, and any other documents or instruments heretofore, contemporaneously herewith or hereafter entered into by any Borrower or any other person or entity, with or for the benefit of Lender to evidence, secure or guarantee payment of the Letter of Credit, or otherwise entered into in connection with the Letter of Credit (such security agreements, mortgages, deeds of trust, guaranties, pledge agreements, assignments, subordination agreements, and other documents and instruments evidencing, securing, guaranteeing or otherwise entered into in connection with the Letter of Credit are referred to collectively as the "LOAN DOCUMENTS").

                 C. All expenses, costs and charges, of any nature whatsoever, including, without limitation, taxes, assessments, insurance premiums, repairs, rent, storage costs, expenses of collection and sale, and reasonable attorneys' fees, incurred by or for the account of Lender in preserving collateral for the Obligations and/or enforcing or seeking to enforce any of the rights and remedies of Lender under any of the Loan Documents.

                                   EXHIBIT A
                                   ---------
                                  to Mortgage

         Situated in the Township of Miami, County of Clermont, State of Ohio in Dix Military Survey Number 992, being more particularly described as follows: Beginning at an iron pin in the future south right-of-way line of Meadowcreek Drive said point being North 81 degrees 39 minutes 31 seconds West 664.00 feet North 78 degrees 52 minutes 51 seconds West 168.74 feet and South 13 degrees 53 minutes 48 seconds West 25.00 feet from the centerline intersection of said Drive and Cook Road; thence South 04 degrees 38 minutes 10 seconds West 433.96 feet to an iron pin; thence North 84 degrees 25 minutes 11 seconds West, 291.41 feet to an iron pipe; thence North 85 degrees 26 minutes 42 seconds West 245.76 feet to an iron pin; thence North 47 degrees 21 minutes 55 seconds West 165.00 feet to an iron pin; thence North 26 degrees 35 minutes 18 seconds West 265.18 feet to an iron pin; thence with the arc of a circle curving to the right and having a radius of 475.00 feet a distance of 252.98 feet; thence North 88 degrees 27 minutes 27 seconds East 289.40 feet; thence with the arc of a circle curving to the right and having a radius of 728.33 feet a distance of 222.55 feet; thence with the arc of a circle curving to the left and having a radius of 1765.99 feet a distance of 63.76 feet to the point of beginning containing 7.042 acres of land subject to legal highways and easements of record.